UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 10, 2026

FUSEMACHINES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42909	98-1602789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West 41st Street, 21st Floor

New York, New York 10036

(Address of principal executive offices and zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUSE	Nasdaq Stock Market LLC
Warrants to purchase shares of Common Stock	FUSEW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On September 10, 2026, Fusemachines Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain vendors and service providers of the Company (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchasers an aggregate of up to 2,138,935 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in satisfaction of an aggregate of approximately $1.30 million in accrued and unpaid fees and other amounts owed by the Company to the Purchasers (the “Accrued Fees”).

The per share purchase price for the Shares is $0.6103 (the “Per Share Purchase Price”), which was calculated as the volume-weighted average price (“VWAP”) of the Common Stock on The Nasdaq Global Market for the five (5) consecutive trading days ending on and including the trading day immediately preceding the closing date (the “Closing Date”). The number of Shares issuable to each Purchaser equals the quotient of (a) such Purchaser’s Accrued Fees divided by (b) the Per Share Purchase Price, rounded down to the nearest whole share. No cash consideration was received by the Company; the sole consideration for the Shares was the satisfaction and cancellation of the Accrued Fees. The Company anticipates that the Shares will be issued on or about September 14, 2026.

The Shares were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder.

Pursuant to the Purchase Agreement, the Company has agreed to file a registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) with the Securities and Exchange Commission (the “SEC”) for the resale of the Shares by the Purchasers as soon as practicable following the Closing Date, and to use commercially reasonable efforts to cause such registration statement to become effective within 90 days following the Closing Date.

The Purchase Agreement contains customary representations and warranties by the Company and the Purchasers, indemnification provisions, and other terms and conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “potential,” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements are based on the Company’s current expectations and assumptions about future events. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of September 10, 2026, by and between Fusemachines Inc. and the Purchasers named therein (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSEMACHINES INC.

Date: September 15, 2026

By:	/s/ Sameer Maskey
Name:	Sameer Maskey
Title:	Chief Executive Officer

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